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                                                                     Exhibit 3.6

        ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF GR-MONTANA


                      DEPARTMENT OF THE SECRETARY OF STATE

                                     OF THE

                                STATE OF MONTANA

                            CERTIFICATE OF AMENDMENT
                         TO CERTIFICATE OF INCORPORATION

I, FRANK MURRAY, Secretary of State of the State of Montana, do hereby certify that duplicate originals of Articles of Amendment to the Articles of Incorporation of

                           GOLD RESERVE MINING COMPANY

duly executed pursuant to the provisions of Section 15-2255 of the Revised Codes of Montana, 1947, have been received in my office and found to conform to law.


NOW, THEREFORE, I, FRANK MURRAY, as such Secretary of State, by virtue of the authority vested in me by law, hereby issue this Certificate of Amendment to the Certificate of Incorporation of

                            GOLD RESERVE CORPORATION
                                    formerly
                           GOLD RESERVE MINING COMPANY

and attach hereto a duplicate original of the Articles of Amendment to the Articles of Incorporation.


                                       IN WITNESS WHEREOF, I have hereunto
                                       set my hand and affixed the Great Seal of the State of Montana, at Helena, the Capital, this 5th day of September A. D. 1973.
              (GREAT SEAL)

                                       FRANK MURRAY
                                       Secretary of State


                                By     GAIL M. DeWALT
                                       Chief Deputy


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                              ARTICLES OF AMENDMENT
                                     to the
                            ARTICLES OF INCORPORATION
                                       of
                           GOLD RESERVE MINING COMPANY

            Pursuant to the provisions of Section 55 of the Montana Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

            FIRST:  The name of the corporation is "GOLD RESERVE MINING
COMPANY."

            SECOND: The following amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on May 22, 1973, and July 9, 1973, in the manner prescribed by the Montana Business Corporation Act.
            (A) Article I of the Articles of Incorporation have been amended to read:

                    The name of the corporation shall be changed to: "GOLD RESERVE CORPORATION."

            (B) Article V of the Articles of Incorporation of the company shall be amended to read as follows:

                    "The number of directors who shall manage the business affairs of the corporation shall be no less than three (3) and no more than seven (7) who shall be elected annually by the stockholders for a period of one year and shall serve until the election and acceptance of their duly qualified successors. Any vacancies may be filled by the Board of Directors for the unexpired term of a director."

            (C) Article VI of the Articles of Incorporation shall be amended to read as follows:

                    The capital stock of said corporation shall be reverse split from 30,000,000 shares to 6,000,000 shares which is a reverse split of five (5) present shares for one (1) new share.

                    There shall be 6,000,000 shares of authorized stock and said 6,000,000 shares of authorized stock shall have No Par Value.

            THIRD: The number of shares of the corporation outstanding at the time of such adoption was 12,709,924; and the number of shares entitled to vote thereon was 12,709,924.

            FOURTH: The number of shares voted for such amendment was 9,450,009; and the number of shares voted against such amendment was (NONE).

            FIFTH: The manner in which any exchange or cancellation of issued shares provided for in the amendment [FIRST (C)] shall be effected is as follows:

            Each stockholder shall turn in his present stock (of the 12,709,924 shares outstanding) and will have the stock reverse split at a ratio of 5 shares of the old stock for one share of the new stock in "Gold Reserve Corporation". At such time all stockholders have done this, there will be 2,541,985 shares issued in Gold Reserve Corporation from the authorized 6,000,000 shares as authorized in the amendment set out above. There shall be no charge for a stockholder exchanging his stock in Gold Reserve Mining Company for new stock issued in the name change of the company namely "Gold Reserve Corporation".

            SIXTH: The manner in which such amendments effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendments, are as follows:

                                         No Change

            Dated this 31st day of August, 1973.

                                       Gold Reserve Mining Company a/k/a
                                       GOLD RESERVE CORPORATION.

                                       By:  /s/ Frank Duval
                                           --------------------------------
                                                President

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                                       By:  /s/ John Kantjas
                                           --------------------------------
                                                Secretary

STATE OF WASHINGTON       )
                          )  ss.
County of Spokane         )

            I, William B. Bantz, a notary public, do hereby certify that on this 31st day of August, 1973, personally appeared before me Frank Duval and John Kantjas, who, being by me first duly sworn, declared that they were the president and secretary, respectively, of the Gold Reserve Mining Company a/k/a GOLD RESERVE CORPORATION, that they signed the foregoing document as president and secretary, respectively, of the corporation, and that the statements therein contained are true.

                                       /s/ William B. Bantz
                                       ------------------------------------
                                       Notary Public for State of
                                       Washington, Residing at Spokane



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